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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference in the Registration Statement Form S-8 pertaining to the 2000 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc. and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements and of Inhale Therapeutic Systems, Inc. included in its Form 10-K, as amended, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
October 18, 2001

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS